UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 6, 2011  (May 5, 2011)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David C. Hurley did not stand for re-election at the Company’s annual meeting of stockholders, as he has reached the age of 70 and is no longer eligible to serve on the Board of Directors.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)          Hexcel’s annual meeting of stockholders was held on May 5, 2011.

(b)         The stockholders elected all of Hexcel’s nominees for director as follows:

Name of Director	Shares For	Shares Against	Broker Non-Votes

Joel S. Beckman	75,240,612	1,826,705	12,031,593
David E. Berges	72,732,345	4,334,972	12,031,593
Lynn Brubaker	75,245,834	1,821,483	12,031,593
Jeffrey C. Campbell	76,633,144	434,173	12,031,593
Sandra L. Derickson	75,245,088	1,822,229	12,031,593
W. Kim Foster	76,633,403	433,914	12,031,593
Thomas A. Gendron	76,667,751	399,566	12,031,593
Jeffrey A. Graves	75,441,945	1,625,372	12,031,593
David C. Hill	76,632,725	434,592	12,031,593
David L. Pugh	75,241,806	1,825,511	12,031,593

(c)                The stockholders approved, on an advisory basis, the compensation of Hexcel’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
69,284,829	6,762,937	1,019,551	12,031,593

(d)               The stockholders expressed their preference for holding an annual advisory vote on executive compensation as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
68,278,462	208,725	7,459,686	1,119,796	12,032,241

(e)                The stockholders approved the Hexcel Management Incentive Compensation Plan, as amended and restated, as follows:

For	Against	Abstain	Broker Non-Votes
69,978,228	5,480,239	1,608,850	12,031,593

(f)                  The stockholders ratified the appointment of PricewaterhouseCoopers LLP as Hexcel’s independent registered public accounting firm for 2011 as follows:

For	Against	Abstain
84,738,524	4,227,852	124,609

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 6, 2011
/s/ Ira J. Krakower

Ira J. Krakower
Senior Vice President, General Counsel & Secretary